Exhibit 32.1

CERTIFICATION REQUIRED BY

SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Arch Therapeutics, Inc. (the “Company”) certify that the quarterly report of the Company on Form 10-Q for the fiscal quarter ended December 31, 2022 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 14, 2023

/s/ TERRENCE W. NORCHI, MD
Name:	Terrence W. Norchi, MD
Title:	President and Chief Executive Officer
(Principal Executive Officer)

Dated: February 14, 2023

/s/ MICHAEL S. ABRAMS
Name:	Michael S. Abrams
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)

This certification accompanies this Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.